Exhibit 99.1

THE CITIZENS NATIONAL BANK OF MEYERSDALE PROXY

FOR 2015 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 18, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby designates              and             , and each or either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of The Citizens National Bank of Meyersdale that the undersigned stockholder may be entitled to vote at the Special Meeting of Shareholders to be held at The Citizens National Bank of Meyersdale at 135 Center Street, Meyersdale, Pennsylvania 15552. The meeting will begin at 2:00 p.m., local time, and at any adjournment or postponement of the meeting as follows:

1.	To adopt the Agreement and Plan of Merger, dated as of October 30, 2014, by and among Riverview Financial Corporation and The Citizens National Bank of Meyersdale (“Merger Agreement”), and the Merger of The Citizens National Bank of Meyersdale with and into Riverview’s wholly owned subsidiary Riverview Bank, with Riverview Bank surviving.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

2.	Approval of a proposal to authorize the Board of Directors to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is properly brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of The Citizens National Bank of Meyersdale.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

Dated:             , 2015

Signature	Signature
Print name:	Print name:

1.	This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.

2.	When signing as attorney, executor, administrator, trustee or guardian, please state full title. If more than one trustee, all should sign.

3.	If stock is held jointly, each owner should sign.